December 19, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE: Sugarmade, Inc.

File No. 000-23446

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated November 11, 2014 of Sugarmade, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm. The correct name of our firm is Anton & Chia, LLP, not Anton & Chia, LLC.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP